Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of October 23 , 2022 (this “Agreement”), is made and entered into by and between Myovant Sciences Ltd., a Bermuda exempted company limited by shares (the “Company”), and Sumitovant Biopharma Ltd., a Bermuda exempted company limited by shares (“Shareholder”). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Shareholder, Zeus Sciences Ltd., a Bermuda exempted company limited by shares and a wholly owned Subsidiary of Shareholder (“Merger Sub”), and, solely with respect to Article IX and Annex A of the Merger Agreement (as defined below), Sumitomo Pharma Co., Ltd., a company organized under the laws of Japan (“SMP”), have entered into that certain Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company as a wholly owned Subsidiary of Shareholder;

WHEREAS, as of the date hereof, Shareholder is the record or beneficial owner of the number and type of equity interests of the Company (“Shares”) set forth on Schedule A hereto ((as it may be amended pursuant to Section 5 of this Agreement), together with any additional Shares or other voting securities of the Company which Shareholder owns of record or beneficially as of the date hereof or of which Shareholder acquires after the date hereof record or beneficial ownership, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, redesignation or exchange, upon exercise or conversion of any options, warrants or other securities, or otherwise, “Covered Shares”); and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby (the “Transactions”), including the Merger, the Company and Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Shareholder hereby agree as follows:

1. Agreement to Vote.

a. From the date hereof until the earlier of the Termination Date (as defined below) or the Closing, Shareholder irrevocably and unconditionally agrees that it will at any meeting of the shareholders of the Company (whether annual, special or otherwise and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the Company, however proposed:

i. (A) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares that are owned by Shareholder as of the date of such meeting to be counted as present thereat for the purpose of establishing a quorum, and when a written consent is proposed, respond to each request by the Company for written consent and (B) so long as Shareholder is not prohibited by applicable Law, vote or consent, or cause to be voted at such meeting or cause such consent to be granted with respect to, all Covered Shares that are owned by Shareholder as of the date of such meeting or consent in favor of the adoption and approval of (x) the Merger Agreement, the Statutory Merger Agreement (each as they may be amended from time to time in accordance with their terms) and the Merger, including with respect to the Company Shareholder Approval and (y) each of the other Transactions and documents relating thereto of which approval of the Company’s shareholders is solicited; and

ii. so long as Shareholder is not prohibited by applicable Law, vote or consent, or cause to be voted at such meeting or cause such consent to be granted with respect to, all Covered Shares against any matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the other Transactions if the Company Board (acting at the recommendation of the Special Committee) or the Special Committee recommends a vote against such matter.

b. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger or any of the other Transactions under the terms of any Contracts between the Company or any of its Affiliates, on the one hand, and Shareholder or any of its Subsidiaries, on the other hand, or pursuant to any rights Shareholder may have under such Contracts.

2. No Inconsistent Agreements. Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, including, for the avoidance of doubt, Section 5 hereof, and by that certain Share Return Agreement dated as of December 27, 2019 among Roivant Sciences Ltd. (“Roivant”), Shareholder and SMP (as may be amended, modified or otherwise supplemented from time to time in accordance with its terms, the “Share Return Agreement”), Shareholder (a) has not entered into, and will not enter into at any time prior to the Termination Date, any voting agreement, voting trust or other agreement that directly or indirectly addresses or involves voting with respect to any Covered Shares and (b) has not granted, and will not grant at any time prior to the Termination Date, a proxy or power of attorney, or enter into any voting trust, with respect to any Covered Share. Shareholder further agrees that, until the earlier of (i) the Termination Date and (ii) the Closing (with respect to clause (A) of this sentence) or the receipt of the Company Shareholder Approval (with respect to clause (B) of this sentence), in connection with any Transfer of any of the Covered Shares to Roivant prior to the Effective Time, (A) with respect to any Contracts to which Shareholder or its Affiliates are a party, including the Loan Agreement, dated as of December 27, 2019, by and among SMP and the Company, and the Market Access Services Agreement, dated as of August 1, 2020, by and between Sunovion Pharmaceuticals Inc. and Myovant Sciences GmbH, each as amended, Shareholder will provide or cause its Affiliates to provide any required consents or waivers under such Contracts in order to ensure that such transfer of Covered Shares and the Transactions, including the Merger, will not require any payment to or consent or other action by, or notice to, Shareholder or its Affiliates under, constitute a breach or default (or constitute an event that, with or without notice or lapse of time or both, would constitute a breach or default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of the Company Subsidiaries is entitled under any provision of, any such Contract and (B) Shareholder will not Transfer any Covered Shares until after the record date for the Company Shareholders Meeting and after all such Covered Shares have been voted in favor (by irrevocable proxy) of the adoption and approval of (x) the Merger Agreement, the Statutory Merger Agreement (each as they may be amended from time to time in accordance with their terms) and the Merger, including with respect to the Company Shareholder Approval and (y) each of the other Transactions and documents relating thereto of which approval of the Company’s shareholders is solicited, and Shareholder will not take any action that would revoke, modify or change such vote.

3. Termination. This Agreement will terminate upon the earliest of (a) the Closing, (b) the date that the Merger Agreement is validly terminated in accordance with Section 8.01 of the Merger Agreement, (c) an Adverse Recommendation Change and (d) the delivery of written notice of termination of this Agreement by the Company to Shareholder (such earliest date, the “Termination Date”); provided that the provisions set forth in Sections 9 and 12 through 23 will survive the termination of this Agreement; provided, further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to the Termination Date will survive the termination of this Agreement, but that, notwithstanding anything to the contrary contained herein, Shareholder will not be liable for any money damages for any breach of this Agreement, other than as a result of Fraud or a willful and material breach (as defined in the Merger Agreement) by Shareholder of this Agreement.

4. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Company as follows:

a. Schedule A lists all Shares and other equity interests owned of record or beneficially by Shareholder in the Company as of the date hereof. Schedule A lists all options, warrants and other securities convertible into or exercisable or exchangeable for Shares and other equity interests in the Company owned of record or beneficially by Shareholder as of the date hereof. Except as set forth on Schedule A, as of the date hereof, Shareholder does not own of record or beneficially any voting securities or other equity securities in the Company or any securities convertible into or exercisable or exchangeable for any such voting securities or other equity securities. Shareholder does not own of record any Shares that are beneficially owned by a third Person.

b. Shareholder is the record or beneficial owner of, and has good and valid title to, all Covered Shares as of the date hereof, free and clear of all liens, pledges, restrictions and other encumbrances (a “Lien”), other than (i) as created by this Agreement, (ii) as created by any applicable securities Laws, (iii) under the Company Organizational Documents, (iv) under that certain Investor Rights Agreement dated as of December 27, 2019 among the Company, Shareholder and SMP (the “Investor Rights Agreement”), (v) under the Share Return Agreement, or (vi) as would not impair Shareholder’s ability to timely perform its obligations under this Agreement. Shareholder has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights. Except for the Investor Rights Agreement and the Share Return Agreement, such Covered Shares are not subject to any voting trust agreement or other Contract to which Shareholder is a party restricting or otherwise relating to the voting or sale (constructive or otherwise), transfer, pledge, hypothecation, grant, gift, encumbrance, assignment or other disposal or disposition (collectively, “Transfer”) of such Covered Shares. Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to such Covered Shares, except as contemplated by this Agreement.

c. Shareholder has all requisite corporate power and authority to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder.  Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

d. Except for the applicable requirements of the Exchange Act, (i) no filing with, and no Consent is necessary on the part of Shareholder for the execution, delivery and performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby and (ii) the execution and delivery by Shareholder of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby will not (A) assuming compliance with the matters referred to in Section 4.03(b) of the Merger Agreement (solely with respect to the performance of the Agreement and the consummation of the Transactions), contravene, conflict with or result in a violation or breach of any Law or Judgment, in each case, applicable to Shareholder or by which its properties or assets are bound or affected; (B) require any payment to or consent or other action by, or notice to, any Person under, constitute a breach or default (or constitute an event that, with or without notice or lapse of time or both, would constitute a breach or default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Shareholder is entitled under any provision of any Contract or any Permit of Shareholder or by which its properties or assets are bound or affected; or (C) result in the creation or imposition of any Lien on any asset or property of Shareholder, with only such exceptions, in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Shareholder to consummate the transactions contemplated hereby.

e. As of the date of this Agreement, (i) there is no Action pending or, to the knowledge of Shareholder, threatened against Shareholder and (ii) to the knowledge of Shareholder, no Judgment is outstanding against, or involving, Shareholder that, in each case of the foregoing clauses (a) and (b), individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the ability of Shareholder to consummate the transactions contemplated hereby.

f. Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties and covenants of Shareholder contained herein, and the Company would not enter into the Merger Agreement if Shareholder did not enter into this Agreement.

5. Certain Covenants of Shareholder. Shareholder hereby covenants and agrees as follows:

a. Except as contemplated hereby or by the Share Return Agreement and until the earliest of the Termination Date or the receipt of the Company Shareholder Approval, Shareholder will not (i) tender any Covered Shares into any tender or exchange offer, (ii) Transfer or enter into any contract with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or (iv) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing, delaying, impairing or disabling Shareholder from performing its obligations under this Agreement in any material respect; provided, that nothing in this Agreement shall restrict the ability of Shareholder to Transfer any Covered Shares subject to the Share Return Agreement to Roivant following the record date for the Company Shareholders Meeting so long as Shareholder has complied with the obligations set forth in clauses (A) and (B) of the last sentence of Section 2. Any Transfer in violation of this Section 5(a) will be void.

b. In the event that Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests will, without further action of the parties hereto, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests will automatically become subject to the terms of this Agreement. Shareholder will promptly notify the Company in writing of any such event.

c. Shareholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights (including under Section 106(6) of the Bermuda Companies Act) in connection with the Merger.

d. Subject to the terms and conditions of this Agreement, Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Shareholder’s obligations under this Agreement.

6. Shareholder Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement will limit or restrict a designee of Shareholder from acting in his or her capacity as a director of the Company or fulfilling the obligations of such office, including by acting or voting in his or her capacity as a director of the Company, in such designee’s sole discretion on any matter, including causing the Company to exercise rights under the Merger Agreement (in accordance with the terms thereof), and no such actions or omissions will be deemed a breach of this Agreement (it being understood that this Agreement will apply to Shareholder solely in Shareholder’s capacity as a shareholder of the Company).

7. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares will remain vested in and belong to Shareholder, and, except as otherwise provided herein, the Company will have no authority to direct Shareholder in the voting or disposition of any Covered Shares.

8. Disclosure. Each party hereto hereby authorizes the Company to publish and disclose in any announcement or disclosure Shareholder’s identity and ownership of the Covered Shares and the nature of Shareholder’s obligations under this Agreement, and to disclose a copy of this Agreement, in each case, to the extent required by applicable Law.

9. Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party to this Agreement incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

10. Further Assurances. From time to time, at the request of the other party hereto and without further consideration, each party hereto will take such further action as may reasonably be deemed by the other party hereto to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

11. Amendment or Supplement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

12. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by the Company will require the approval of the Company’s shareholders unless such approval is required by Law but will be at the direction of and only be valid if approved by the Special Committee. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party hereto in exercising any right, power, or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

13. Interpretation.

a. When a reference is made in this Agreement to a Section or Schedule, such reference will be to a Section or a Schedule of or to this Agreement unless otherwise indicated. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” The following general rules apply: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein will include any modification, amendment or re-enactment thereof, and any Law substituted therefor, in each case, as of the time of inquiry, representation, or covenant and all rules, regulations and statutory instruments issued or related to such Law. Any reference to a Governmental Entity will be also deemed to refer to any successor thereto unless the context requires otherwise. A reference to any agreement (including this Agreement), or Contract is, unless otherwise specified, to the agreement, or Contract as amended, modified, supplemented or replaced at the time of inquiry, representation or covenant. References herein to a Person are also to its successors and permitted assigns. Except as otherwise expressly provided herein, when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is not a Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days, shall refer to calendar days unless Business Days are specified.

b. Each party to this Agreement represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to their legal rights from such counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by the parties to this Agreement and no presumption or burden of proof is to arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

14. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing (including email, so long as a receipt of such email is requested and received) and will be given to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

Myovant Sciences Ltd.
50 Broadway, 7th Floor
London, United Kingdom SW1H 0DB
Email:

Attention:
Matthew Lang

and to:

Myovant Sciences, Inc.
2000 Sierra Point Parkway, 9th Floor
Brisbane, CA 94005
Email:

Attention:
Matthew Lang

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Email:
stephen.arcano@skadden.com;
thomas.greenberg@skadden.com
Attention:
Stephen F. Arcano;
Thomas W. Greenberg

if to Shareholder, to:

Sumitovant Biopharma Ltd.
50 Broadway, 7th Floor
London, United Kingdom SW1H 0DB
Email:

Attention:
Monika Adams, Transactions Officer

and to:

Sumitovant Biopharma, Inc.
151 W. 42nd Street, 15th Floor
New York, NY 10036
Email:

Attention:
Tara Soni, Head of Legal and Compliance

and to:

Sumitomo Pharma Co., Ltd.
6-8, Doshomachi 2-Chome, Chuo-ku
Osaka, Japan 541-0045
Facsimile: +81-3-5159-3004
Email:

Attention:
Tsutomu Nakagawa, Executive Officer , Senior Director, Global Corporate Strategy

with a copy (which will not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Facsimile: (310) 712-8800
Email:
resslera@sullcrom.com
Attention:
Alison S. Ressler

All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request, or communication will be deemed to have been received on the next succeeding Business Day in the place of receipt.

15. Entire Agreement. This Agreement (including Schedule A) and the Merger Agreement (including all schedules, annexes and exhibits thereto and the Company Disclosure Letter) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, claim or remedy of any nature under or by reason of this Agreement.

17. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or representative of any party to this Agreement will have any Liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or Liabilities of any of the parties to this Agreement or for any claim based upon, arising out of or related to this Agreement.

18. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THE PROVISIONS OF THE LAWS OF BERMUDA ARE MANDATORILY APPLICABLE TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

19. Specific Enforcement; Jurisdiction; Venue. Each of the parties to this Agreement acknowledges and agrees that the rights of each party to this Agreement to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party to this Agreement agrees that, in addition to any other available remedies a party to this Agreement may have in equity or at law, each party to this Agreement shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts (as defined below) without necessity of posting a bond or other form of security. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, no party to this Agreement shall allege, and each party to this Agreement hereby waives the defense, that there is an adequate remedy at law.  Each of the parties to this Agreement irrevocably agrees that any Action arising out of or relating to this Agreement brought by (x) Shareholder or its Affiliates against the Company or its Affiliates or (y) by the Company or any Company Subsidiary against Shareholder or any of its Affiliates, in any such case, will be brought and determined in the Court of Chancery of the State of Delaware; provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court, in each case, except to the extent that any such Action mandatorily must be brought in Bermuda (the “Chosen Courts”). Each of the parties to this Agreement hereby irrevocably submits to the jurisdiction of the Chosen Courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties to this Agreement agrees not to commence any Action relating thereto except in the Chosen Courts, other than actions in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such Chosen Court as described herein. Each of the parties to this Agreement further agrees that notice as provided herein will constitute sufficient service of process and the parties to this Agreement further waive any argument that such service is insufficient. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts as described herein for any reason; (b) that it or its property is exempt or immune from jurisdiction of the Chosen Courts or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) that (i) the Action in any such court is brought in an inconvenient forum; (ii) the venue of such Action is improper; or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts.

20. Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement (and any of their respective successors, legal representatives and permitted assigns). No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, directly or indirectly, without the prior written consent of the other parties to this Agreement, and any attempted or purported assignment or delegation in violation of this Section 20 shall be null and void.

21. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

22. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, OR ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE OF THE OTHER PARTIES TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY AND; (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS TO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 22.

23. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

24. Irrevocable Proxy. At all times prior to the Termination Date, (a) Shareholder hereby grants to the Company (and any designee of the Company) a proxy (and appoints the Company or any such designee of the Company as its attorney-in-fact) to appear, cause to be counted, vote, and to exercise all voting and consent rights of Shareholder with respect to, the Covered Shares (including the power to execute and deliver written consents) in accordance with, and solely with respect to, Section 1(a)(i) at any meeting of shareholders of the Company (whether annual, special or otherwise and whether or not an adjourned or postponed meeting) at which any of the transactions, actions or proposals contemplated by Section 1(a)(i) are or will be considered and in every written consent in lieu of such meeting and (b) such proxy and appointment shall (i) be irrevocable in accordance with the provisions of Bermuda law, (ii) be coupled with an interest and (iii) survive the dissolution, bankruptcy or other incapacity of Shareholder; provided that Shareholder’s grant of the proxy contemplated by this Section 24 shall be effective only if, Shareholder has not delivered to the Company at least five (5) Business Days prior to the meeting at which any of the matters described in Section 1(a)(i) are to be considered, or within five (5) Business Days after any request for a written consent in lieu of such meeting addressing any of the matters described in Section 1(a)(i), a duly executed proxy card directing that all of the Covered Shares of Shareholder be voted in accordance with Section 1(a)(i); provided, further, that any grant of such proxy shall not grant the Company (or any designee of the Company) the right, and Shareholder shall retain the authority, to vote on all matters other than those matters contemplated by Section 1(a)(ii). Shareholder hereby represents that any proxies heretofore given in respect of any of the Covered Shares, if any, are revocable, and hereby revokes all such proxies, and that Shareholder agrees not to grant any subsequent proxies with respect to any Covered Shares at any time prior to the Termination Date, except to comply with its obligations under Section 1. Shareholder hereby affirms that the irrevocable proxy set forth in this Section 24, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement.

25. Affiliates. Shareholder hereby covenants and agrees that it will cause each of its Affiliates to comply with this Agreement as if each such Affiliate was itself a party to this Agreement.

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IN WITNESS WHEREOF, the Company and Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SUMITOVANT BIOPHARMA LTD.
By:	/s/ Monika Adams
Name: Title:	Monika Adams
Transactions Officer

IN WITNESS WHEREOF, the Company and Shareholder have caused to be executed or executed this Agreement as of the date first written above.

MYOVANT SCIENCES LTD.
By:	/s/ Monika Adams
Name:	Monika Adams
Title:	Authorized Signatory

SCHEDULE A

Shareholder owns 50,041,181 common shares, par value $0.000017727 per share, of the Company.